UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 4, 2017

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(323) 694-9800

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 4, 2017, Social Reality, Inc. (the “Company”) entered into a definitive securities purchase agreement (the “Agreement”) with two fundamental institutional investors (the “Purchasers”) set forth on the signature pages of the Agreement for the purchase and sale of an aggregate of: (i) 761,905 shares of the Company’s Class A common stock; and (ii) five year Series B Warrants (the “Series B Warrants”) representing the right to acquire up an additional 380,953 shares of our Class A common stock at an exercise price of $7.00 per share.  The shares of our Class A common stock and the Series B Warrants were sold in a registered direct offering and we received gross proceeds of $4 million.  Simultaneously we conducted a private placement with the same purchasers for no additional consideration of Series A Warrants (the “Series A Warrants”) representing the right to acquire up to an additional 380,953 shares of our Class A common stock at an exercise price of $6.70 per share.  The Series A Warrants are exercisable for five years commencing 6 months from the date of closing of the private sale of the Series A Warrants to the purchasers.  We plan to file a registration statement on Form S-1 registering the resale of the shares underlying the Series A Warrants.

In accordance with the Nasdaq Marketplace Rules, until such time as our stockholders have approved the Agreement and the transactions thereunder, we are not obligated to issue any shares of our Class A common stock upon any exercise of the Series A Warrants or the Series B Warrants (collectively, the “Purchasers’ Warrants”), and the holders have no right to receive upon exercise of any of the Purchasers' Warrants any shares of our Class A common stock (after giving effect to the shares of our Class A common stock issued under the Agreement), to the extent the issuance of such shares of Class A common stock would exceed 20% of our outstanding Class A common stock prior to the transaction.  We expect to hold a special meeting of our stockholders as soon as practicable for the purpose of submitting the approval of the Agreement and the transactions thereunder to our stockholders.  Stockholders representing approximately 40% of our Class A common stock have executed a voting agreement with the Company agreeing to vote to approve the Agreement and the transactions contemplated thereunder.

The exercise price of the Purchasers’ Warrants is subject to full ratchet adjustment in certain circumstances, subject to a floor price of $1.20 per share.  The adjustment provisions under the terms of the Series A Warrant will be extinguished at such time as our Class A common stock trades at or above $10.00 per share for 20 consecutive trading days, subject to the satisfaction of certain equity conditions.  In addition, if there is no effective registration statement covering the shares issuable upon the exercise of the Series A Warrants, the warrants are exercisable on a cashless basis.  If we fail to timely deliver the shares underlying the warrants, we will be subject to certain buy-in provisions.

Beginning 100 days after the issuance date of the Series B Warrants, at any time the market price of our Class A common stock is less than $5.25 per share, the holders have the right to cashlessly exercise the Series B Warrants for a number of shares of our Class A common stock calculated pursuant to a formula set forth in the Series B Warrants.  We have the right, in lieu of delivery of such shares of our Class A common stock, to pay the holder of the Series B Warrants being cashlessly exercised, a specified amount in cash, with a maximum cash payment of $2,500,000.  The ability to exercise the Series B Warrants cashlessly will be extinguished at such time as our Class A common stock trades at or above $10.00 per share for 20 consecutive trading days, subject to the satisfaction of certain equity conditions.

Pursuant to the terms of the Purchasers’ Warrants, a holder of a warrant will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchasers' Warrants; provided that at the election of a holder and notice to us such percentage ownership limitation may be increased or decreased to any other percentage, not to exceed 9.99%; provided that any increase will not be effective until the 61st day after such notice is delivered from the holder to the Company.

In the event of any extraordinary transaction, as described in the Purchasers’ Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, the holder will have the right to have the warrants and all obligations and rights thereunder assumed by the successor or acquiring corporation. Also, at the election of the holder of each Purchaser's Warrant, in the event of an extraordinary transaction, we or any successor entity may be required to repurchase such warrant for an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model and the terms of the warrants.

The Agreement and the form of Purchasers’ Warrants are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Pursuant to an engagement letter dated December 29, 2016 (the “Placement Agent Agreement”) by and between the Company and Chardan Capital Markets, LLC (“Chardan Capital”), Chardan Capital agreed to act as the Company’s placement agent in connection with both the registered direct offering and the concurrent private placement. Pursuant to the Placement Agent Agreement, the Company agreed to pay Chardan Capital a cash fee equal to $160,000 (4% of the gross proceeds), as well as reimburse Chardan Capital for its expenses in connection with the offering in the amount of $15,000. In addition, the Company will grant Chardan Capital a warrant to purchase 76,190 shares of Class A common stock (the “Placement Agent Warrants”). The Placement Agent Warrants will have an exercise price of $6.50 per share and are exercisable for 5.5 years commencing six months from the issuance date. The Company plans to file a registration statement registering the shares underlying the warrants. The Placement Agent Agreement and the form of Chardan Capital warrant are filed as Exhibits 10.2 and 4.3, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

The net proceeds to the Company from the offering, after deducting placement agent fees and estimated offering expenses, are approximately $3.83 million, not including any proceeds received from the exercise of warrants. The registered direct offering and the concurrent private placement are expected to close on January 4, 2017, subject to customary closing conditions. The proceeds of the offering shall be used to satisfy the outstanding notes issued under the terms of the Financing Agreement dated October 30, 2014 (the “Financing Agreement”) with Victory Park Management, LLC (“VPC”), as administrative agent and collateral agent for the lenders and holders of notes and warrants issued thereunder.

The Class A shares of common stock and Series B Warrants were sold, and will be issued, pursuant to the Prospectus Supplement, dated January 4, 2017, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-214644) filed with the Securities and Exchange Commission on November 16, 2016 and declared effective on November 28, 2016.

The Series A Warrants were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Section 4(a)(2) of that act.  These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. As disclosed above, the Company plans to file a registration statement registering the shares underlying the Series A Warrants.

Item 1.02	Termination of a Material Definitive Agreement.

As set forth above, we will utilize all of the net proceeds from the sale of our securities described in Item 1.01 of this report to satisfy all obligations under outstanding notes issued under the Financing Agreement.  Upon the satisfaction of the amounts due pursuant to those notes, the Pledge and Security Agreement dated October 30, 2014 entered into by the parties in connection with the Financing Agreement (the “Security Agreement”) and the security interest granted therein will immediately terminate.  VPC agreed to promptly join in executing any termination statement with respect to any financing statement or other security document executed and filed pursuant to the Security Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

The opinion delivered to the Company by Pearlman Law Group LLP in connection with the sale of an aggregate of 761,905 shares of the Company’s Class A common stock and Series B Warrants to purchase 380,953 shares of Class A common stock pursuant to the Agreement is being filed herewith in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 and is incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-214644).

In connection with the transactions described in Item 1.01 of this report, on January 4, 2017 we will enter into a letter agreement (the “Letter Agreement”) with VPC and the holder of the warrant to purchase 580,000 shares of our Class A common stock with an exercise price of $5.00 per share issued under the terms of the Financing Agreement (the “Financing Warrant”) pursuant to which the holder agreed: (i) that the holder will not exercise the Put Right (as that term is defined in the Financing Warrant) a minimum of 135 days from the date the closing described in Item 1.01 of this report (the “Put Standstill Period”); and (ii) upon any exercise of the Put Right after the expiration of the Put Standstill Period, we have 45 days following the delivery of the Put Right Notice to consummate a Put Right Closing (as defined in the Financing Warrant).  Furthermore, the Financing Warrant will be amended to provide that if the Company shall fail to deliver all or any portion of the purchase price at a Put Right Closing, in addition to any remedy the holder may have under the Financing Warrant, the Financing Agreement or otherwise, such purchase price shall bear interest at a rate equal to the lesser of (i) 14% per annum, and (ii) the maximum rate of interest allowed under applicable law, in any such case until paid in full.  The letter agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K. The foregoing summary of the terms of the Letter Agreement document is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

4.1	Form of Series A Warrant.

4.2	Form of Series B Warrant.

4.3	Form of Placement Agent Warrant.

5.1	Opinion of Pearlman Law Group LLP.

10.1	Securities Purchase Agreement, dated as of January 4, 2017.

10.2	Placement Agent Agreement, dated as of December 29, 2016.

10.3	Letter Agreement, dated January 4, 2017 (to be file by amendment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.
Date: January 4, 2017	By: /s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit

4.1	Form of Series A Warrant.

4.2	Form of Series B Warrant.

4.3	Form of Placement Agent Warrant.

5.1	Opinion of Pearlman Law Group LLP.

10.1	Securities Purchase Agreement, dated as of January 4, 2017.

10.2	Placement Agent Agreement, dated as of December 29, 2016.